                         Exhibit 10a
                         -----------

                   Master Trust Agreement


                           Between



                Levi Strauss Associates Inc.


                             And


              Fidelity Management Trust Company






                LEVI STRAUSS ASSOCIATES INC.

                   MASTER INVESTMENT PLAN
                            TRUST
















                Dated as of September 1, 1994
                      TABLE OF CONTENTS
                      -----------------

Section                                                                Page
- -------                                                                ----

Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 2.  Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 3.  Exclusive Benefit and Reversion of Sponsor
              Contributions . . . . . . . . . . . . . . . . . . . . . .   7

Section 4.  Disbursements . . . . . . . . . . . . . . . . . . . . . . .   7
  (a)       Directions from Applicable Fiduciary. . . . . . . . . . . .   7
  (b)       Limitations . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 5.  Investment of Trust . . . . . . . . . . . . . . . . . . . .   8
  (a)       Selection of Investment Options . . . . . . . . . . . . . .   8
  (b)       Available Investment Options. . . . . . . . . . . . . . . .   8
  (c)       Participant Direction . . . . . . . . . . . . . . . . . . .   9
  (d)       Mutual Funds. . . . . . . . . . . . . . . . . . . . . . . .  10
  (e)       Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  (f)       Reliance of Trustee on Directions . . . . . . . . . . . . .  12
  (g)       Trustee Powers. . . . . . . . . . . . . . . . . . . . . . .  13

Section 6.  Recordkeeping and Administrative Services to Be Performed .  15
  (a)       General . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  (b)       Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .  16
  (c)       Inspection and Audit. . . . . . . . . . . . . . . . . . . .  16
  (d)       Effect of Plan Amendment. . . . . . . . . . . . . . . . . .  17
  (e)       Returns, Reports and Information. . . . . . . . . . . . . .  17
  (f)       Allocation of Plan Interests. . . . . . . . . . . . . . . .  18
  (g)       Provision of Information Relating to Mutual Funds . . . . .  19

Section 7.  Compensation and Expenses . . . . . . . . . . . . . . . . .  19

Section 8.  Directions and Indemnification. . . . . . . . . . . . . . .  20
  (a)       Identity of Administrator and Named Fiduciary . . . . . . .  20
  (b)       Directions from Sponsor or Administrator. . . . . . . . . .  20
  (c)       Directions from Applicable Fiduciaries. . . . . . . . . . .  21
  (d)       Co-Fiduciary Liability. . . . . . . . . . . . . . . . . . .  21
  (e)       Indemnification . . . . . . . . . . . . . . . . . . . . . .  22
  (f)       Survival. . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 9.  Resignation or Removal of Trustee . . . . . . . . . . . . .  23
  (a)       Resignation . . . . . . . . . . . . . . . . . . . . . . . .  23
  (b)       Removal . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  (c)       Transition. . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 10. Successor Trustee . . . . . . . . . . . . . . . . . . . . .  24
  (a)       Appointment . . . . . . . . . . . . . . . . . . . . . . . .  24
  (b)       Acceptance. . . . . . . . . . . . . . . . . . . . . . . . .  24
  (c)       Corporate Action. . . . . . . . . . . . . . . . . . . . . .  24

Section 11. Termination . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 12. Resignation, Removal, and Termination Notices . . . . . . .  25

Section 13. Duration. . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 14. Amendment or Modification . . . . . . . . . . . . . . . . .  26

Section 15. General . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  (a)       Performance by Trustee, its Agents or Affiliates. . . . . .  26
  (b)       Delegation by Employer. . . . . . . . . . . . . . . . . . .  27
  (c)       Entire Agreement. . . . . . . . . . . . . . . . . . . . . .  28
  (d)       Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  (e)       Successors and Assigns. . . . . . . . . . . . . . . . . . .  28
  (f)       Partial Invalidity. . . . . . . . . . . . . . . . . . . . .  28
  (g)       Section Headings. . . . . . . . . . . . . . . . . . . . . .  28

Section 16. Governing Law . . . . . . . . . . . . . . . . . . . . . . .  29
  (a)       Massachusetts Law Controls. . . . . . . . . . . . . . . . .  29
  (b)       Trust Agreement Controls. . . . . . . . . . . . . . . . . .  29

Section 17. Plan Qualification. . . . . . . . . . . . . . . . . . . . .  29
Schedules
- ---------

A - Recordkeeping & Administrative Services
B - Fee Schedule
C - Investment Options
D - Sponsor's Authorization Letter
E - Named Fiduciaries' Authorization Letters
F - Opinion of Counsel
G - Telephone Exchange Procedures
H - Plan Designation Form
I - Sponsor Stock Operating Procedures
           TRUST AGREEMENT, dated as of the first day of September, 1994, between LEVI STRAUSS ASSOCIATES INC., a Delaware corporation, having an office at 1155 Battery Street, San Francisco, CA 94111 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                         WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of the Employee Investment Plan of Levi Strauss Associates Inc. and the Levi Strauss Associates Inc. Employee Long Term Investment and Savings Plan (collectively and individually, the "Plan"); and

     WHEREAS, certain affiliates and subsidiaries of the Sponsor maintain, or may in the future maintain, qualified defined contribution plans for the benefit of their eligible employees; and

     WHEREAS, the Sponsor has appointed Boston Safe Deposit and Trust Company to serve as trustee of the Plan assets attributable to Sponsor Stock (as such term is defined below); and

     WHEREAS, the Sponsor desires to establish a trust to hold other assets of the Plan and of such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement, which trust shall constitute a continuation, by means of an amendment and restatement, of each of the prior trusts from which plan assets are transferred to the Trustee; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Applicable Fiduciary (as such term is defined below); and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

     (a) "Administrator" shall mean, with respect to each Plan, the person or entity which is the "administrator" or such Plan within the meaning of Section 3(16)(A) of ERISA.

     (b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

     (c) "Applicable Fiduciary" shall mean, with respect to the application of any provision of this Agreement to any Plan, the person or entity which is the relevant fiduciary under such Plan with respect to such matter.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

     (e) "Employer" shall mean the Sponsor and each subsidiary or affiliate of the Sponsor having employees who are Participants in a Plan.

     (f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

     (g) "Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

     (h) "Participant" shall mean, with respect to a Plan, any employee (or former employee or alternate payee under a qualified domestic relations order) with an account under such Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

     (i) "Participant Recordkeeping Reconciliation Period" shall mean, with respect to any Plan, the "Blackout Period" as such term is defined in such Plan. In the event that a Plan does not provide for a Blackout Period, "Participant Recordkeeping Reconciliation Period" shall mean a period of reasonable duration during which the Trustee installs on its system the Plan and participant information.

     (j) "PIN" shall mean, with respect to any participant in the Plan, a personal identification number.

     (k) "Plan" shall mean the Employee Investment Plan of Levi Strauss Associates Inc., the Levi Strauss Associates Inc. Employee Long Term Investment and Savings Plan and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "H". Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

     (l) "Reporting Date" shall mean the last day of each calendar quarter, the last day of the Plan's plan year, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof and the date as of which this Agreement terminates pursuant to Section 11 hereof.

     (m) "Sponsor" shall mean Levi Strauss Associates Inc., a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

     (n) "Sponsor Stock" shall mean the Class E Common Stock, par value $.10 per share, of the Sponsor.

     (o) "Trust" shall mean the Levi Strauss Associates Inc. Master Investment Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

     (p) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business, as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

Section 2. Trust. The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property (as agreed to by the Sponsor and the Trustee) made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3.     Exclusive Benefit and Reversion of Sponsor Contributions.
               --------------------------------------------------------
Except as provided under applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

Section 4.     Disbursements.
               -------------

     (a) Directions from Applicable Fiduciary. The Trustee shall make disbursements in the amounts and in the manner that the Applicable Fiduciary directs from time to time in writing. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request may be made by telephone and the Trustee shall process such request only after the identity of the participant is verified by use of a PIN and social security number. The Trustee shall have no responsibility to see to the application of any disbursement.

     (b) Limitations. The Trustee shall not be required to make any disbursement under a Plan in excess of the net realizable value of the assets of the Trust allocable to such Plan at the time of the disbursement. Any disbursement in cash shall be pursuant to a written direction from the Applicable Fiduciary identifying the source of such cash including, to the extent provided in such direction, the non-cash assets to be converted to cash for the purpose of making the disbursement.

Section 5.     Investment of Trust.
               -------------------

     (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

     (b)       Available Investment Options.

         (i) The Applicable Fiduciary with respect to a Plan shall direct the Trustee as to what investment options: (A) the Trust shall be invested in during the Participant Recordkeeping Reconciliation Period, and (B) the investment options in which Plan Participants may invest, subject to the limitations set forth in subparagraphs (ii) and (iii) below.

         (ii) The Applicable Fiduciary may determine to offer as investment options only (A) Mutual Funds, (B) a fund which invests in Sponsor Stock (which is held pursuant to a trust agreement other than this Trust Agreement), (C) notes evidencing loans to Participants in accordance with the terms of the Plan, (D) other investments designated by the Applicable Fiduciary but held pursuant to one or more trust agreements other than this Trust Agreement, and (E) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

         (iii) The investment options initially selected by the Applicable Fiduciary are identified on Schedules "A" and "C" attached hereto. The Applicable Fiduciary may add additional investment options consistent with this Trust Agreement upon mutual amendment of this Trust Agreement and the Schedules thereto as necessary to reflect such additions.

     (c) Participant Direction. Each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts under the Plan. Such directions shall be made in accordance with the procedures set forth therefor in the Plan and communicated to and accepted by the Trustee, including by use of the telephone exchange system maintained for such purposes by the Trustee or its agent in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". Any directions made by a Participant using the telephone exchange system shall be treated as a direction made in writing by the Applicable Fiduciary for purposes of Section 8 hereof. The Trustee shall invest the Plan assets pursuant to proper directions received from Participants. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (d) Mutual Funds. Trust investments in Mutual Funds shall be subject to the following limitations:

         (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than transfers from one Mutual Fund to another Mutual Fund ("Exchanges")) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

         (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares' credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the Participant Recordkeeping Reconciliation Period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in any short-term investment fund or liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Applicable Fiduciary. Other than as stated in the first sentence of this Section 5(d)(ii), the Trustee shall have no duty to solicit directions from Participants or the Sponsor.

         With regard to voting rights with respect to the assets of the Plan held in the Sponsor Stock fund, the Trustee shall comply with the relevant terms of Schedule "I" and the instructions of the Applicable Fiduciary. However, it is understood that the Trustee is not responsible for exercising any voting rights with respect to the assets of the Plan held in the Sponsor Stock fund.

     (e) Notes. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in Participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, and (iii) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a Participant loan, the Participant shall direct the Trustee as to the type of loan to be made from the Participant's individual account. Such directions shall be made by Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account, the amount available for the loan. Based on the monthly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan documents to the Participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Participant unless otherwise directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty (30) days of the Participant's initial request (the origination date).

     (f)       Reliance of Trustee on Directions.

         (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any Participant's exercise or non-exercise of rights under this Agreement over the assets in the Participant's accounts to the extent that the Trustee acts in conformity with such exercise or non-exercise of rights and the applicable provisions of this Trust Agreement.

         (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Applicable Fiduciary's exercise or non-exercise of rights under this Section 5, unless the Trustee knew or should have known that the actions to be taken under the Applicable Fiduciary's directions were prohibited by the fiduciary duty rules of
     Section 404(a) of ERISA or were contrary to the terms of the Plan, as communicated to the Trustee, or this Agreement.

     (g) Trustee Powers. The Trustee shall have the following powers and authority:

         (i) Subject to paragraphs (b), (c), (d) and (e) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction.
     No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

         (ii) Subject to paragraphs (b) and (c) of this Section 5, to invest in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

         (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

         (iv) To keep that portion of the Trust in cash or cash balances as the Applicable Fiduciary or Sponsor may, from time to time, deem to be in the best interest of the Trust.

         (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

         (vi)  Subject to the second and third sentences of this subparagraph
     (vi), to settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings to which the Trust is a party or the Trustee is a party by reason of serving as Trustee of the Trust; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor. The Trustee agrees to notify the Administrator promptly of any matter referenced in the preceding sentence and to consult with the Administrator (or the Administrator's designee) as appropriate during the pendency of such matter, including, but not limited to, prior to the settlement, compromise or other termination of such a matter. Further, the Administrator, in its sole discretion, may assume responsibility for the defense, prosecution or other participation in such matter.

         (vii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6.     Recordkeeping and Administrative Services to Be Performed.
               ---------------------------------------------------------

     (a) General. The Trustee shall perform those recordkeeping and administrative functions described in this Section 6 and in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed in conformity with the Applicable Fiduciary's written directions regarding the Plan's provisions, guidelines and interpretations. Investments in Sponsor Stock shall be recordkept in accordance with operating procedures attached hereto as Schedule "I".

     (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty
(60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Sponsor, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

     (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement and for 90 days after such termination, by the Sponsor or any person designated by the Sponsor. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant's accounts as of the date of such resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

     (d) Effect of Plan Amendment. Material regarding the current qualified status of each Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if reasonably requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Sponsor providing the Trustee with such other information as the Trustee may reasonably request in connection with the performance of the recordkeeping and administrative services.

     (e) Returns, Reports and Information. The Sponsor shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Sponsor with such information as the Sponsor may reasonably request to make these filings, including completed Schedule P to Form 5500. The Trustee shall timely make all filings with respect to any mutual fund or collective investment fund which may be required by regulations promulgated under ERISA for the Plan or Trust to avail itself of simplified or alternative methods of annual reporting under ERISA. Subject to Section 6(g) below, the Sponsor also shall be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.

     (f) Allocation of Plan Interests. All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

     (g) Provision of Information Relating to Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Applicable Fiduciary as a Plan investment option. The Trustee shall provide to each Participant who requests such information regarding a Mutual Fund, a prospectus for the Mutual Fund and such other information as the Sponsor reasonably determines (and communicates to the Trustee) must be made available to the Participant in order to satisfy the conditions for relief from fiduciary liability provided in the regulations published under Section 404(c) of ERISA.

Section 7. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall either (a) send to the Trustee a payment in such amount or (b) direct the Trustee to charge all or specified portions of such bills to the Trust. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 8.     Directions and Indemnification.
               ------------------------------

     (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Sponsor and the Applicable Fiduciaries under a Plan are the individuals or persons named as such on the Authorization Letters in the form of Schedules "D" and "E" attached hereto or on a Plan Designation Form in accordance with Schedule "H" attached hereto or such other individuals or persons as the Sponsor may notify the Trustee in writing.

     (b) Directions from Sponsor or Administrator. Whenever the Sponsor or Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from actions of the Trustee which are consistent with the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via electronic data transmission ("EDT") in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy (providing the direction is comprehensible on its face), (ii) compliance with the terms of any applicable law, or (iii) effect for tax purposes or otherwise.

     (c) Directions from Applicable Fiduciaries. Whenever an Applicable Fiduciary provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from actions of the Trustee which are consistent with the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Applicable Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

     (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in Section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.

     (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements ("Loss"), that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Loss arising from the Trustee's breach of contract or agreement, negligence or bad faith. The Trustee agrees to notify the Sponsor promptly of any matter referenced in the preceding sentence and to consult with the Sponsor (or the Sponsor's designee) as appropriate during the pendency of such matter, including, but not limited to, prior to the settlement, compromise or other termination of such matter. Further, the Trustee shall permit the Sponsor to participate in the defense, prosecution or other involvement in such matter. The Trustee shall indemnify Sponsor against, and hold the Sponsor harmless from, any Loss that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from the Trustee's breach of contract or agreement, negligence or bad faith. The Sponsor agrees to notify the Trustee promptly of any matter referenced in the preceding sentence and to consult with the Trustee (or the Trustee's designee) as appropriate during the pendency of such matter, including, but not limited to, prior to the settlement, compromise or other termination of such matter. Further, the Sponsor shall permit the Trustee to participate in the defense, prosecution or other involvement in any matter referenced in the preceding two sentences.

     (f) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9.     Resignation or Removal of Trustee.
               ---------------------------------

     (a)       Resignation.  The Trustee may resign at any time upon sixty
(60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

     (b) Removal. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

     (c) Transition. Trustee shall provide assistance in transferring Plan data and Plan assets to the successor trustee, and the Sponsor shall reasonably reimburse the Trustee for reasonable fees and expenses incurred in connection with such transaction.

Section 10.    Successor Trustee.
               -----------------

     (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

     (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

     (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction and provisions of sixty (60) days written notice to the Sponsor, become the successor trustee under this Agreement.

Section 11. Termination. This Agreement may be terminated at any time by the Sponsor, with or without cause, upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual(s) or entity(ies) as the Sponsor shall designate, all cash and assets then constituting the Trust and all Plan data. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 12. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor, c/o the Corporate Treasurer (or equivalent successor position), Levi Strauss Associates, Inc., 1155 Battery Street, San Francisco, CA 94111, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 13. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 14. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument which is (a) executed by both the Sponsor and the Trustee, (b) refers to this Trust Agreement, and (c) affirmatively states that it is an amendment to this Trust Agreement. Notwithstanding the foregoing, (i) to reflect increased operating costs the Trustee may once each calendar year prospectively amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor; however, no such fee increase shall be made prior to September 1, 1997; and (ii) Schedule C may be amended by the Sponsor, in its sole discretion, by delivery of a revised, executed Schedule C to the Trustee.

Section 15.    General.

     (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships; provided, however, that services to be provided hereunder may be provided by an entity which is not an affiliate of the Trustee only upon consent of the Sponsor. Trustee acknowledges that it is fully responsible for the services performed by its agents or affiliates under this Agreement, as if such services were performed by the Trustee.

     (b) Delegation by Employer. By authorizing the assets of any Plan as to which it is an Employer to be deposited in the Trust, each Employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each Employer by the terms of this Agreement, and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

     (c) Entire Agreement. This Agreement, including exhibits hereto, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     (d) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (e) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (f) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (g) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 16.    Governing Law.
               -------------

     (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

     (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 17. Plan Qualification. The Sponsor shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the Code;
(ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of section 401(a) of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor. The Trustee shall be responsible for maintaining any group trust or commingled fund which is represented as an investment suitable for tax-qualified plans in a manner which is consistent with maintaining such suitability.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          LEVI STRAUSS ASSOCIATES INC.



Attest: /s/Jay A. Mitchell                By   /s/George B. James
        -------------------------------        ------------------------------
        Assistant Secretary                    George B. James,
                                               Senior Vice President



                                          FIDELITY MANAGEMENT TRUST
                                          COMPANY



Attest:                                   By
        -------------------------------        ------------------------------
        Assistant Clerk                        Senior Vice President